EXHIBIT 10.1
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SECURITIES SUBJECT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933 (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE OWNER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES, OR INTEREST THEREIN, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                                IMPROVENET, INC.

                       COMMON STOCK SUBSCRIPTION AGREEMENT

                                  JUNE 23, 2004


To: Board of Directors of ImproveNet, Inc.

Gentlemen:

1.   SUBSCRIPTION.
     (a) Each of the undersigned (each, a "SUBSCRIBER" and collectively, the "SUBSCRIBERS") hereby severally subscribes to purchase the number of shares of common stock, par value $0.001 per share of ImproveNet, Inc., a Delaware corporation with its principal office located at 10799 N. 90th Street, Suite 200, Scottsdale, AZ 85260 (the "COMPANY") directly from the Company (the "NEW ISSUE SHARES") and directly from current common stockholders of the Company (the "TRANSFER SHARES") identified as Hayjour Family Limited Partnership, Jeffrey I. Rassas, General Partner; Farsi Family Trust, Homayoon J. Farsi, Trustee; and Ahmad Family Trust, Naser Ahmad, Trustee (the "AFFILIATE SHAREHOLDERS"), indicated on Schedule 1 hereto, and a Common Stock Purchase Warrant issued by the Company to each Subscriber (the "WARRANTS") to purchase, for a three (3) year period, the number of shares of the common stock, $0.001 par value, of the Company indicated on Schedule 1 hereto (the "WARRANT SHARES") exercisable at $0.15 per share, on the terms and subject to the conditions set forth in this Agreement. The form of the Warrant is attached hereto as EXHIBIT A. This subscription offer may be rejected with respect to a Subscriber, for any reason including without limitation, if (i) such Subscriber does not meet the suitability standards for the offering, or (ii) this Subscription Agreement is received by the Company after June 23, 2004 or such later date as established by the Company in its sole discretion. Each Subscriber hereby subscribes for that number of shares of common stock set forth on Schedule 1 hereto at $0.10 per share, for a total purchase price as set forth on Schedule 1 hereto, payable in full by checks or wire transfers made payable respectively to the several names of the Company and the designated Affiliate Shareholders upon delivery of this Subscription Agreement to the Company. The New Issue Shares, the Transfer Shares, the Warrants and the Warrant Shares are collectively referred to as the "SECURITIES".

     (b) The Subscriber should return two (2) executed, completed copies of this Agreement

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(INITIALING THE APPROPRIATE REPRESENTATION BY SUBSCRIBER IN SECTION 3(A) OF THIS
AGREEMENT) to the Company at its address set forth above, accompanied by the Subscriber's four (4) separate checks in the amounts of the purchase prices set forth on Schedule 1 hereto payable to the order of the Company and each Affiliate Shareholders, respectively, or via wire transfer to an account established in the several names of the Company and each Affiliate Shareholder. Execution copies of this Agreement are enclosed.

     (c) The Company and the Affiliate Shareholders expect to hold the closing (the "CLOSING") promptly after receipt of the subscription for the New Issue Shares and Warrants and the Transfer Shares and funds for the purchases. Upon the Closing:

     (i) the Company shall cause issuance to each Subscriber of a certificate for the New Issue Shares and a Warrant for the amounts set forth on
          Schedule 1, and shall deliver to each Subscriber a fully executed copy of this Subscription Agreement. If the Company does not accept this subscription from a Subscriber, in whole or in part, it will promptly refund to such Subscriber, without deduction therefrom, any subscription payment received from such Subscriber that was not accepted by the Company.
     (ii) Each Affiliate Shareholder shall deliver a certificate for the Transfer Shares duly endorsed for transfer to the Subscribers for the amounts set forth on Schedule 1.

     (d) THE COMPANY STRONGLY ADVISES THE SUBSCRIBERS TO REVIEW THE COMPANY'S BUSINESS, PROPERTIES AND AFFAIRS BEFORE ENTERING INTO THIS AGREEMENT OR SUBSCRIBING FOR THE SECURITIES.

     (e) EACH SUBSCRIBER UNDERSTANDS THAT THE COMPANY IS A DEVELOPMENT STAGE COMPANY WITHOUT SIGNIFICANT OPERATING HISTORY, REVENUES OR INCOME, THAT AN INVESTMENT IN THE SECURITIES OF THE COMPANY IS OF A SPECULATIVE NATURE INVOLVING A HIGH DEGREE OF RISK, AND THAT THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO IMPLEMENT ITS BUSINESS PLAN, ACHIEVE ITS BUSINESS OBJECTIVES AS PRESENTED TO THE SUBSCRIBERS, OR ACHIEVE ANY LEVEL OF OPERATING REVENUES OR INCOME SUFFICIENT TO ENABLE THE COMPANY TO CONTINUE AS A GOING CONCERN.


2. CONDITIONS. This subscription is made subject to the following terms and conditions:

     (a) The Company and the Affiliate Shareholders may accept or reject this subscription in whole or in part. If the Company does not accept this subscription, it shall be deemed rejected in whole.

     (b) The Company and the Affiliate Shareholders shall have executed and delivered this Agreement, and all the representations and warranties set forth herein shall have been true and correct when made and as of the Closing.

     (c) The conversion of the $400,000 of convertible promissory notes issued by the Company into shares of the Company's common stock on the terms and conditions set forth in the convertible promissory notes and unsecured convertible promissory note subscription agreements, as amended and restated, immediately prior to and contingent upon the Closing, except for the convertible promissory notes held by Hayjour Family Limited Partnership, Jeffrey I. Rassas General Partner, Farsi Family Trust, Homayoon J. Farsi, Trustee, and Ahmad Family Trust, Naser Ahmad, Trustee which shall be paid in full in lieu of conversion.


3. ACCREDITED INVESTOR. Each Subscriber acknowledges, represents and warrants that it is an Accredited Investor, as such term is defined in Regulation D, Rule 501, promulgated under the Act.

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     (a) Specifically, each Subscriber is:

                         INITIAL EACH ITEM THAT APPLIES:

  ___ (i) A Bank defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT") or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets greater than $5 million; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a Bank, savings and loan association, insurance company, or a registered investment advisor, or if the employee benefit plan has total assets greater than $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

  ___ (ii) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

  ___ (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets greater than $5,000,000.

  ___ (iv) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1 million. (California and Massachusetts residents: please see Section 3(b) below.)

  ___ (v) A natural person who had an individual income greater than $200,000 in each of the two most recent years or joint income with that person's spouse greater than $300,0000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. (California and Massachusetts residents: please see Section 4(b) below.)

  ___ (vi) I am a director, executive officer, or general partner of the Company. (Executive officer means the CEO; the president; and vice-president in charge of a principal business unit, division, or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company).

  ___ (vii) A trust, with total assets greater than $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (I.E., a person who has such knowledge and experience in financial and business matters that he can evaluate the merits and risks of the prospective investment.)


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  ___ (viii) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Subscriber must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

     (b) For Massachusetts individuals: If the Subscriber is a Massachusetts resident, his or her investment in the Company will not exceed 25% of his or her joint net worth with his or her spouse (exclusive of principal residence and its furnishings).

     (c) If a natural person, the Subscriber is: a bona fide resident of the State contained in the address set forth on the signature page of this Agreement as the Subscriber's home address; at least 21 years of age; and legally competent to execute this Agreement. If an entity, the Subscriber is duly authorized to execute this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber according to its terms.


4. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBING PURCHASERS. The Subscribers severally represent and warrant as follows:

     (a)  The Subscriber has received, read carefully and is familiar with
          o    this Agreement,
          o the Fourth Amended and Restated Certificate of Incorporation and Bylaws of the Company,
          o the various reports (on Forms 10-KSB, 10-QSB and 8-K) filed with the Securities Exchange Commission including the audited and unaudited financial statements, and
          o    other materials delivered therewith.

Respecting the Company, its business, plans and financial condition, the terms of this offering and any other matters relating to this offering: the Subscriber has received all materials which have been requested by the Subscriber; has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company has answered all inquiries that the Subscriber or the Subscriber's representatives have put to it. The Subscriber has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

     (b) The Subscriber is experienced in evaluating and investing in newly organized technology companies such as the Company. The Subscriber has such knowledge and experience in financial and business matters to enable the Subscriber to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

     (c) THE SUBSCRIBER ACKNOWLEDGES AND UNDERSTANDS THE VARIOUS RISKS OF AN INVESTMENT IN THE SECURITIES AS PROPOSED HEREIN INCLUDING THE RISKS SPECIFICALLY SET FORTH ON EXHIBIT B ATTACHED HERETO AND CAN AFFORD TO BEAR SUCH RISKS, INCLUDING, WITHOUT LIMITATION, THE RISKS OF LOSING ITS ENTIRE INVESTMENT. The Subscriber acknowledges, agrees and recognizes that, except as expressly provided in Section 5 hereof, neither the Company nor any of its Affiliates or agents or consultants have made any representation or warranty concerning the Company's financial results, upon which the Subscriber is relying in making its investment. The Subscriber further acknowledges, agrees and recognizes that any cost estimates, projections, pro forma financial

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statements or other predictions contained or referred to in this Agreement or in the information provided to the Subscriber or any of Subscriber's agents or representatives were prepared for internal planning purposes only and are not and shall not be deemed to be representations or warranties of the Company, or any of their affiliates or agents or consultants. The Subscriber is investing solely based upon the Subscriber's own independent analysis of the Company's business and the historical financial information provided.

     (d) The Subscriber is aware that none of the Securities have been registered under the Act, that the Securities will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder or another exemption under the Act, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by the Subscriber in this Agreement. The Subscriber acknowledges that the Subscriber has been informed by the Company, or is otherwise familiar with, the nature of the limitations imposed by the Act (and applicable state securities laws) and the rules and regulations thereunder on the transfer of securities. In particular, the Subscriber agrees that no sale, assignment or transfer of any of the Securities shall be valid or effective, and the Company shall not be required to give any effect to such sale, assignment or transfer, unless (i) such sale, assignment or transfer is registered under the Act (and applicable state securities laws), it being understood that the Securities are not currently registered for sale and that the Company has no obligation or intention to so register the Securities, except as contemplated hereunder or
(ii) any of the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Securities, or (iii) such sale, assignment or transfer is otherwise exempt from the registration under the Act (and applicable state securities laws). The Subscriber further understands that an opinion of counsel and other documents may be required to transfer the Securities. The Subscriber acknowledges that the certificates evidencing the Securities shall bear the following, or a substantially similar legend, and such other legends as may be required by state blue-sky laws:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "ACT"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws, or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

Assuming that the Subscribers' Securities are transferable without restriction under the Act and other applicable securities laws, (i) the Securities will be reissued to Subscribers without legends, and (ii) the Company will not make any notation on its records or give instructions to any transfer agent of the Company to restrict transfers of the Securities.

     (e) The Subscriber is acquiring the Securities for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Subscriber understands

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that the Securities have not been registered under the Act, as amended, or any applicable state securities laws by reason of specified exemptions from the registration provisions of the Act and applicable state securities laws which depend upon, among other things, the bona fide nature of the Subscriber's investment intent as expressed herein. The Subscriber hereby consents and agrees that the Company may imprint on the Securities an appropriate legend or notification to the effect that the Securities may be transferred only in compliance with applicable securities laws. The Subscriber further consents and agrees that the Company may give appropriate "stop order" instructions in this regard to any transfer agent for the Securities.

     (f) The Subscriber acknowledges that each of the Securities must be held indefinitely unless such Security is subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available. The Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not become available for resale of the Securities.

     (g) The Subscriber acknowledges that a limited trading market for the Company's Common Stock and no trading market for the Securities presently exist and it is uncertain that a more active market for the Common Stock or the Securities will develop in the future, and that the Subscriber may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

     (h) The Subscriber is acquiring the Securities for the Subscriber's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting participations therein.

     (i) The Subscriber is not subscribing for the Securities because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or internet site or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of the Company.

     (j) The Subscriber is not relying on the Company with respect to the tax and other economic considerations of an investment in the Securities.

     (k) The Subscriber acknowledges that the representations, warranties and agreements made by the Subscriber herein shall survive the execution and delivery of this Agreement.

     (l) All action (if any) on the part of the Subscriber necessary for the authorization, execution, delivery and performance by the Subscriber of this Agreement has been taken, and this Agreement constitutes a valid and binding obligation of the Subscriber, enforceable in accordance with its terms.


5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

     (a) DUE INCORPORATION. The Company: (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse

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effect on the financial condition, operations or business of the Company taken as a whole.

     (b) SUBSIDIARIES. The Company has no subsidiaries and conducts its business solely through the Company.

     (c) NO CONFLICTS. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or the compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

     (d) AUTHORITY. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on its part; and the New Issue Shares, the Warrants and Warrant Shares have been, and will be, validly issued, fully paid and non-assessable when issued in accordance with this Agreement, free and clear of all liens and encumbrances.

     (e) ENFORCEABILITY. This Agreement has been duly executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

     (f) CONSENTS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or any other person or entity are necessary for the execution, delivery or performance by the Company of this Agreement or for the issuance of the New Issue Shares, the Warrant or the Warrant Shares.

     (g) NO JUDGMENTS. The Company is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement or the issuance, conveyance and sale of the New Issue Shares, the Warrant or the Warrant Shares pursuant to the terms hereof.

     (h) NO LITIGATION. There are no actions, investigations, demands, suits or proceedings pending or threatened against or affecting the Company, or affecting the rights of the Company to enter into this agreement or consummate the transactions contemplated hereby.

     (i) COMPLIANCE WITH LAWS. The Company has complied with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of governmental entities.

     (j) TAXES. The Company has correctly prepared and filed all tax returns or reports that are required to have been filed in any jurisdiction, and has timely paid in full all taxes due and payable with respect thereto.

     (k) EXEMPTION FROM REGISTRATION. In reliance on the investment representations made by the Subscribers contained herein, the offer, issuance, sale and delivery of the Securities are exempt from the registration requirements of the Act and all applicable state securities laws.

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     (l) SEC DOCUMENTS. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "2003 10-K") and each report, schedule, effective registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "COMMISSION") since December 31, 2003, (as the documents may have been amended since the time of their filing, the "COMMISSION DOCUMENTS") has been made available to the Subscribers either by physical delivery or via the Commission's EDGAR System. As of their respective filing dates, each Commission Document complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as applicable, and the rules and regulations of the Commission thereunder applicable to the Commission Documents, and no Commission Document contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the Commission Documents were prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied consistently with the past practices of the Company (except as may be indicated in the notes thereto), and as of their respective dates, fairly present, in all material respects, the consolidated financial position of the Company and the results of its operations as of the time and for the periods indicated therein and complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

     (m) Since December 31, 2003, except as disclosed in the Commission Documents filed subsequent to that date, there has not been any material adverse change in the business, financial condition or operating results of the Company.

     (n) The Company has not since December 31, 2003, received notice (written or oral) from any stock exchange or market on which its common stock is or has been listed (or on which it has been quoted) to the effect that it is not in compliance with the continuing listing or maintenance requirements of such exchange or market.

     (o) AUTHORIZED CAPITAL. The authorized capital stock of the Company consists of 100,000,000 shares of common stock ("COMMON STOCK") and 5,000,000 shares of preferred stock ("PREFERRED STOCK"). As of the date hereof, without giving effect to the issuance of the New Issue Shares, there are issued and outstanding 39,460,315 shares of Common Stock and no shares of Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Commission Documents and the grant of 1,900,016 nonstatutory options under the Company's 1999 Equity Incentive Plan in the second quarter of 2004 specifically disclosed to Subscribers under a Confidentiality and Non-Disclosure Agreement dated March 25, 2004, there are no outstanding rights, options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. All outstanding shares have been issued in compliance with state and federal securities laws. There are no agreements to which the Company is a party or, to the knowledge of the Company, to which any stockholder of the Company is a party, with respect to the voting or transfer of the capital stock of the Company.

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     (p) The Company acknowledges that the representations, warranties and agreements made by the Company herein shall survive the execution and delivery of this Agreement.

     (q) Each Affiliate Shareholder, severally and not jointly, represents and warrants that such Affiliate Shareholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated thereby. Each Affiliate Shareholder is the record and beneficial owner of its respective Transfer Shares free and clear of any and all liens or encumbrances, and has the power and authority to sell, transfer and assign the Transfer Shares to the Subscribers with such delivery to convey good and marketable title to such Transfer Shares, free and clear of any and all liens and encumbrances. This Agreement has been duly executed and delivered on behalf of each Affiliate Shareholder and constitutes the valid and binding obligation of such Affiliate Shareholder, enforceable in accordance with its terms. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or the compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, any organizational document applicable to such Affiliate Shareholder, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which such Affiliate Shareholder is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or any other person or entity are necessary for the execution, delivery or performance by such Affiliate Shareholder of this Agreement or for the sale and transfer of the Transfer Shares.


6. COVENANTS OF SUBSCRIBERS AND THE COMPANY. Subscribers and the Company covenant as follows:

     (a) REGISTRATION RIGHTS. The Company shall prepare, and, on or prior to sixty (60) days from the date of Closing (the "FILING DATE"), file with the Commission a registration statement (the "REGISTRATION STATEMENT") on Form S-3 (or, if Form S-3 is not then available, on Form SB-2 or such form of Registration Statement as is then available to effect a registration of the New Issue Shares, the Transfer Shares and the Warrant Shares (collectively, the "REGISTRABLE SECURITIES")) covering the resale of the New Issue Shares, the Transfer Shares, and the Warrant Shares, which Registration Statement, to the extent allowable under the Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers the shares underlying the Warrants. The number of shares of Common Stock initially included in such Registration Statement shall be no less than an amount equal to the total number of New Issue Shares, Transfer Shares and Warrant Shares, without regard to any limitation, if any, on Subscriber's ability to exercise the Warrants. The Company, in its sole discretion may include other selling shareholders in the Registration Statement to the extent it does not reduce the number of New Issue Shares, Transfer Shares or Warrant Shares being registered by the Subscribers. The Company will cause the Registration Statement to become effective on or before November 1, 2004 (the "EFFECTIVENESS DATE"); provided that, if (1) the Registration Statement is not filed by the Filing Date, (2) the Registration Statement is not declared effective by the Effectiveness Date, or (3) prior to the time that the Registrable Securities may be resold

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pursuant to Rule 144, the Registration Statement shall cease to be available for use by the Subscribers due to the fault of the Company (including, without limitation, by reason of a stop order, a material misstatement or omission in such Registration Statement or the information contained in such Registration Statement having become outdated), then the Company shall pay to each Subscriber an amount equal to one percent (1%) of the purchase price paid for the New Issue Shares. Thereafter, for every 30 days that pass during which any of the events described in clauses (1), (2), and (3) above is continuing (the "BLACKOUT PERIOD"), the Company shall pay to each Subscriber an additional amount equal to one percent (1%) of the purchase price paid for the New Issue Shares. Each such payment shall be due within five (5) days of the end of each calendar month of the Blackout Period until the termination of the Blackout Period and within five
(5) days after such termination. Such payments shall be in partial compensation to the Subscribers, and shall not constitute the Subscribers' exclusive remedy for such events. The Blackout Period shall terminate upon (x) the filing of the Registration Statement in the case of clause (1) above; and (y) the effectiveness of the Registration Statement in the case of clauses (2) and (3) above. In addition to the foregoing, in the event that the Registration
Statement has not been declared effective on or before March 1, 2005 or was declared effective and subsequently ceased to be available for use by the Subscribers due to the fault of the Company (including, without limitation, by reason of a stop order, a material misstatement or omission in such registration statement or the information contained in such registration statement having become outdated) and has not been declared effective again by March 1, 2005, the Subscribers shall have the right in their sole discretion to rescind all transactions hereunder and receive from the Company, the full purchase price paid by the Subscribers for the New Issue Shares . The Company shall make such payment in cash by wire transfer within thirty (30) days after receipt of written demand for recission by the Subscribers. Notwithstanding anything to the contrary contained in this Agreement, provided that a registration statement covering the Registrable Securities has been filed and declared effective, no amounts shall be due and payable to the Subscribers as a result of blackout periods imposed by the Company due to the Company being involved in a confidential proposed transaction involving a merger or acquisition, purchase or sale of assets, contractual agreement or negotiations therefor, or an imminent public announcement of an updated or new product or technology; provided, however, that such blackout periods shall not exceed 30 trading days in the aggregate per year nor more than 20 consecutive calendar days.

     (b) If at any time prior to the two year anniversary of the date the Subscribers acquire the Registrable Securities, the Company or any shareholder of the Company proposes to register any of its common stock or any securities convertible into common stock under the Act (other than pursuant to an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) and (i) the Registrable Securities are not then covered by an effective registration statement, and (ii) the registration form to be used may be used by the Company for the registration of the Registrable Securities, the Company shall give prompt written notice to the Subscribers of its intention to effect such a registration (each a "PIGGYBACK NOTICE") and, shall include in such registration all Registrable Securities with respect to which the Company has received written request from the Subscribers for inclusion therein within ten (10) days after the date of sending the Piggyback Notice (the "PIGGYBACK REGISTRATION") to the Subscribers.

     (c) In connection with any registration, the Company will, as expeditiously as possible:

         (i) prepare and file with the Commission a registration statement with respect to such securities and cause such registration statement to become and remain effective until the earlier of (A) two (2) years from the Effectiveness Date, (B) the date when the Subscribers may sell the Securities under Rule 144(k), or (C) the date by which the Subscribers have disposed of all of the Securities ;

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement until the such time as all of such securities have been disposed of;

         (iii) furnish to the Subscribers such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents, as the Subscribers may reasonably request;

         (iv) register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Subscribers shall reasonably request (provided, however, that it shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable the Subscribers to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

         (v) notify the Subscribers at any time when the registration statement contains an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Subscribers, prepare and furnish to such person(s) such reasonable number of copies of any amendment or supplement to the registration statement as may be necessary so that, as thereafter delivered to the purchasers of such shares, such registration statement shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (vi) keep the Subscribers informed of the Company's best estimate of the earliest date on which the offering documents will become effective, and promptly notify the Subscribers of (A) the effectiveness of such offering documents, (B) a request by the Commission for an amendment or supplement to such offering documents, (C) the issuance by the Commission of an order suspending the effectiveness of the offering documents, or of the threat of any proceeding for that purpose, and (D) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and

         (vii) cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed,

     (d) all registrations (piggyback or otherwise) made by the Subscribers will be made solely at the Company's expense, other than the underwriters', broker-dealers' and placement agents' selling discounts, commissions and fees relating to the sale of the Subscribers' securities, which shall be paid by the Subscribers.

     (e) In the event of any registration of any Registrable Securities under the Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers, and each other person who participated in the offering of such Registrable Securities and each other person, if any, who controls such holder or such participating person within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

     (f) In the event of any registration of any Registrable Securities under the Act pursuant to this Agreement, each holder of Registrable Securities, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Act and any other holder against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by such holder to the Company concerning such holder specifically for inclusion in the offering documents relating to such offering, and (B) is not corrected by such holder and distributed to the purchasers of shares within a reasonable period of time. Notwithstanding the provisions of this paragraph, no holder shall be required to indemnify any person pursuant to this paragraph or to contribute pursuant to paragraph (g) below in an amount in excess of the amount of the aggregate net proceeds received by such holder in connection with any such registration under the Act.

     (g) If the indemnification provided for above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (h) In order to permit the Subscribers to sell the Registrable Securities, if they so desire, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Company shall:

         (i) comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

         (ii) make and keep available adequate and current public information regarding the Company;

         (iii) file with the Commission in a timely manner, all reports and other documents required to be filed under the Act, the Exchange Act, or other applicable securities laws and regulations;

     (i) to the extent not made publicly available, furnish to Subscriber Kinderhook Partners, LP under the Confidentiality and Non-Disclosure Agreement dated March 24, 2004 and for so long as such Subscriber owns at least 50% of the New Issue Shares (A) within 30 days after the end of each fiscal quarter, an unaudited consolidated balance sheet of the Company and its subsidiaries, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, for such period, for the current fiscal year to date and
(B) within 60 days after the end of each fiscal year, audited financial statements consisting of a consolidated balance sheet of the Company and its subsidiaries, as of the end of such year and consolidated statements of income, stockholders' equity and cash flows for such year, in each case prepared in accordance with GAAP.

     (j) All rights of the Subscribers under this Section shall inure to the benefit of their successors and assigns, including any transferee who obtains Registrable Securities in compliance with all applicable laws.

     (k) The Company shall cause shareholders (i) Hayjour Family Limited Partnership, Jeffrey I. Rassas General Partner, (ii) Farsi Family Trust, Homayoon J. Farsi, Trustee, and (iii) Ahmad Family Trust, Naser Ahmad, Trustee to execute and deliver a lock-up agreement substantially in the form attached as EXHIBIT C.


7. INVESTMENT INTENT AND INDEMNITY. Each Subscriber hereby expressly covenants not to offer for sale or sell any of the Securities, or any interest therein, except in compliance with the Act, as amended, and other applicable securities laws and regulations, including those of the State of Arizona, or pursuant to any available exemption therefrom. Each Subscriber understands and agrees that transfer of any of the Securities shall not be effected except upon a satisfactory demonstration by such Subscriber to counsel for the Company that such transfer is to be effected in compliance with applicable securities laws and regulations or pursuant to applicable exemptions therefrom. Each Subscriber hereby agrees to indemnify the Company, together with its officers and directors, for and against any and all liabilities, losses, damages and expenses (including reasonable attorney fees) arising (directly or indirectly) from or in connection with any disposition of the Securities, or any interest therein, in violation of (or allegedly in violation of) applicable securities laws or regulations, including all such expenses incurred in connection with the defense against any such claim.


8. COMPANY AND SHAREHOLDER AFFILIATE INDEMNITY. The Company and each Shareholder Affiliate shall severally indemnify, defend and hold harmless each Subscriber from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal fees and expenses) based upon or arising out of any inaccuracy or breach by such party of any representation and warranty or covenant contained herein.


9. CONDITIONS. The effectiveness of this Agreement and the consummation of the transactions contemplated hereby are conditioned upon the receipt by each Subscriber and its counsel of the following documents, in form and substance satisfactory to each Subscriber and its counsel:

     (a) One copy of this Agreement, countersigned on behalf of the Company; and
     (b) Instructions to the Company's transfer agent duly authorized and executed on behalf of the Company directing the issuance of a stock certificate representing the New Issue Shares, the Transfer Shares and issuance by the Company of the Warrants.
     (c) Evidence of the conversion of all of the $400,000 of convertible promissory notes into shares of the Company's common stock on the terms and conditions set forth in the convertible promissory notes and unsecured convertible promissory note subscription agreements, as amended and restated, immediately prior to and contingent upon the Closing, except for the convertible promissory notes held by Hayjour Family Limited Partnership, Jeffrey I. Rassas General Partner, Farsi Family Trust, Homayoon J. Farsi, Trustee, and Ahmad Family Trust, Naser Ahmad, Trustee which shall be paid in full in lieu of conversion.


10.  GENERAL.

     (a) NOTICE. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered by facsimile transmission to whom it is to be given, if to the Company, at the address set forth on the first page hereof, if to a Subscriber, at the address set forth on the signature page hereof, or in either case, to such other address or facsimile number as the party shall have furnished in writing in accordance with the provisions of this Section. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section shall be deemed given at the time of receipt thereof.

     (b) BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, and each Affiliate Shareholder, and the successors, assigns, heirs and personal representatives of each Subscriber. The Subscribers shall be permitted to transfer the Securities to any party provided such transfer complies with applicable securities laws.

     (c) HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     (d) CHOICE OF LAW; JURISDICTION; VENUE. This Agreement has been negotiated and shall be consummated in the State of Arizona and shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to its principles of conflicts of law. The parties hereto irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Arizona and of any Federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 10.

     (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f) ENTIRE AGREEMENT; ORAL MODIFICATION. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and all agreements entered into prior hereto are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein and therein. This Agreement may not be changed, modified or rescinded except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

     (g) SUBSCRIPTION TERMINATION. In the event any part of this subscription is not accepted for any reason by the Company, or in the event that the offering is terminated for any reason without issuance of all of the Securities, the related funds received from the Subscriber will be returned as provided in Section 10(i) below.

     (h) In the event suit is brought (or arbitration instituted) or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any moneys due hereunder, or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

     (i) In the event that the Company elects not to accept this subscription for any reason, each of the Company and each Affiliate Shareholder shall return to the Subscriber any funds advanced by the Subscriber in payment of the subscription price, together with interest at the money market rate paid on the Company's account at Home National Bank, Scottsdale, Arizona, from the date that such funds are received by the Company or such Affiliate Shareholder, as the case may be, in immediately available funds.

     (j) Each of the Company, each Affiliate Shareholder and each Subscriber agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to effect the transactions contemplated hereunder or helpful to comply with any and all laws and regulations to which this transaction is subject.

     (k) The Company agrees to pay the expenses of the Subscribers (including their attorneys' fees), not to exceed $5,000, in connection with the negotiation, execution and delivery of this Agreement.

     (l) So long as Kinderhook owns at least 50% of the New Issue Shares initially purchased hereunder, the Company shall use its best efforts so that Kinderhook may, at its discretion, appoint a representative to be on the Company's board of directors.



                   [THE FOLLOWING 3 PAGES ARE SIGNATURE PAGES]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year this Subscription has been accepted by the Company as set forth below.


SUBSCRIBING PURCHASERS:                           AGGREGATE PURCHASE PRICE OF
                                                  SHARES BEING PURCHASED:

KINDERHOOK PARTNERS, LP, A                        $969,000.00
DELAWARE LIMITED PARTNERSHIP
    [TYPED NAME]

By:  /s/ Tushar Shah
     ------------------------------
         [SIGNATURE]

Name: Tushar Shah
     ------------------------------

Title: Partner
     ------------------------------

     /s/ Vinodray R. Shah                         $31,000.00
     ------------------------------
     DR. VINODRAY R. SHAH


                                                  $150,000.00
     ------------------------------
     DKCP 5, L.P., A NEW YORK
     LIMITED PARTNERSHIP


By:  /s/ Daniel Kaufman
     ------------------------------
         [SIGNATURE]

Name: Daniel Kaufman
     ------------------------------

Title: General Partner
     ------------------------------

     /s/ Timothy M. Riley                         $50,000.00
     ------------------------------
         TIMOTHY M. RILEY

IMPORTANT: SUBSCRIBER MUST INITIAL THE APPROPRIATE REPRESENTATION IN SECTION 3(a) ABOVE BEFORE THE COMPANY WILL CONSIDER THIS SUBSCRIPTION

Social Security Number/Taxpayer Identification Number:

------------------------------------------------------------------------

Address:
         ---------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

Telephone:                         Fax:
           --------------------         --------------------------------

E-mail:
        -----------------------


If the Shares will be held as joint tenants, tenants in common, or community property, please complete the following:

------------------------------------------------------------------------
Print Name of spouse or other co-subscriber

------------------------------------------------------------------------
Signature of spouse or other co-subscriber

------------------------------------------------------------------------
Social Security Number of co-subscriber

------------------------------------------------------------------------
VERY IMPORTANT: Print exact title in which Shares will be held and should be issued by the Company upon acceptance of this Subscription Agreement

ACCEPTED BY COMPANY:

IMPROVENET, INC.,
a Delaware corporation


By: /s/ Jeffrey I. Rassas
   --------------------------------
Name: Jeffrey I. Rassas
     ------------------------------
Title: CEO
      -----------------------------
Date: 6/23/04
     ------------------------------

ACCEPTED BY AFFILIATE SHAREHOLDERS:

HAYJOUR FAMILY LIMITED PARTNERSHIP,
An Arizona Limited Partnership

By: /s/ Jeffrey I. Rassas and Debi Rassas
   --------------------------------
Name: Jeffrey I. Rassas and Debi Rassas
     ------------------------------
Title: General Partner
      -----------------------------
Date: 6/23/04
     ------------------------------




FARSI FAMILY TRUST

By: /s/ Homayoon J. Farsi
   --------------------------------
Name: Homayoon J. Farsi
     ------------------------------
Title: Trustee
      -----------------------------
Date: 6/23/04
     ------------------------------



AHMAD FAMILY TRUST

By: /a/ Naser Ahmad
   --------------------------------
Name: Naser Ahmad
     ------------------------------
Title: Trustee
      -----------------------------
Date: 6/23/04
     ------------------------------

                                    EXHIBIT A
                                 FORM OF WARRANT

The securities evidenced by this Warrant have not been registered under the Securities Act of 1933, as amended or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such act and applicable state securities laws covering any such transaction involving said securities, (b) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (c) the Company otherwise satisfies itself that such transaction is exempt from registration.


ISSUED: June 23, 2004                                        WARRANT TO PURCHASE
Void After June 23, 2007                                     COMMON STOCK


                                IMPROVENET, INC.

                                     WARRANT

         THIS IS TO CERTIFY that, subject to these terms and conditions, __________________or such person to whom this Warrant is transferred (the "HOLDER"), is entitled to exercise this Warrant to purchase _______________ fully paid and nonassessable shares of IMPROVENET, INC., a Delaware corporation (the "COMPANY"), Common Stock (the "WARRANT SHARES") at a price per share of $0.15 (the "EXERCISE PRICE").


         1.       METHOD OF EXERCISE

         This Warrant may be exercised by the Holder, at any time after issuance, but not later than June 23, 2007 (the "EXERCISE PERIOD"), in whole or in part, by delivering to the Company at ImproveNet, Inc., 10799 N. 90th Street, Suite 200, Scottsdale, Arizona 85260 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (a) this Warrant certificate,
(b) a certified or cashier's check payable to the Company, or canceled indebtedness of the Company to the Holder, or payment by wire transfer, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "PURCHASE PRICE"), and (c) the Notice of Exercise attached as Exhibit A duly completed and executed by the Holder.

         2.       DELIVERY OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

                  2.1 Delivery of Stock Certificates. Within 10 days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part), the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon such exercise, and (b) a new Warrant in substantially the same form to purchase up to that number of Warrant Shares, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1), irrespective of the date of delivery of the certificate or certificates representing the Warrant Shares; PROVIDED that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

                  2.2 No fractional shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company's Board of Directors) on the date of exercise.


         3.       COVENANTS AS TO WARRANT SHARES

         The Company covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend the Articles of Incorporation to provide sufficient reserves of Warrant Shares.


         4.       ADJUSTMENTS; TERMINATION OF WARRANT UPON CERTAIN EVENTS

                  4.1      Effect of Reorganization.

                           (A)      REORGANIZATION - NO CHANGE IN CONTROL

         Upon the merger, consolidation, acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company with ImproveNet, Inc. during the Exercise Period (collectively, the "REORGANIZATION"), as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their Warrant Shares and the holders of the Company's voting equity securities immediately prior to such Reorganization together own a majority interest of the voting equity securities of the successor corporation following such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of securities of the successor corporation resulting from such Reorganization, to which a holder of the Warrant Shares issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant.

                           (B)      REORGANIZATION - CHANGE IN CONTROL;
                                    TERMINATION OF WARRANT

         Upon Reorganization during the Exercise Period, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their Warrant Shares and the holders of the Company's voting equity securities immediately prior to such Reorganization together own less than a majority interest of the voting equity securities of the successor corporation following such Reorganization, the Holder shall be given notice of such proposed action as provided in Section 7. The Holder may attend the meeting of the Company's shareholders at which such action is considered and voted upon. If the proposed action is approved according to applicable law by the shareholders of all corporations or other entities that are parties to the proposed action, the Holder shall be so notified in writing by the Company by registered or certified mail at least 10 days before its effectiveness. Notwithstanding the period of exercisability stated on the face of this Warrant, this Warrant shall become forever null and void to the extent not exercised on or before 5:00 p.m., Mountain time, on the seventh day following the delivery of such notice; provided that if the Reorganization does not close, this Warrant shall not terminate and the Exercise Period shall continue as stated in this Warrant.

                  4.2      Adjustments for Stock Splits, Dividends.

         If the Company shall subdivide the number of outstanding shares of the same class as the Warrant Shares into a greater number of shares or if the Company shall pay dividends in cash or in shares of capital stock of the Company to holders of the same class as the Warrant Shares, then the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of Warrant Shares at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the Warrant Shares by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number Warrant Shares at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. Each adjustment in the number of Warrant Shares issuable shall be to the nearest whole share.

                  4.3      Certificate as to Adjustments.

         In the case of any adjustment in the Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth the adjustment in reasonable detail.

         5.       SECURITIES LAWS RESTRICTIONS; LEGEND ON WARRANT SHARES

                  5.1 Securities Laws Restrictions. This Warrant and the securities issuable upon exercise have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities, (b) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (c) the Company otherwise satisfies itself that such transaction is exempt from registration.

                  5.2 Legend. A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement and any certificate representing the Warrant Shares, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred. If the Warrant Shares become transferable without restriction, (i) the Warrant will be reissued without any legend, and (ii) the Company will not make any notation on its records or give instructions to any transfer agent of the Company to restrict transfers of the Warrant.


         6.       EXCHANGE OF WARRANT; LOST OR DAMAGED WARRANT CERTIFICATE

         This Warrant is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, but with adequate indemnity, a new Warrant of like denomination.


         7.       NOTICES OF RECORD DATE, ETC.

         In the event of:

                           (a) any taking by the Company of a record of the
holders of Warrant Shares for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                           (b) any reorganization of the Company, any
reclassification or recapitalization of the capital structure of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person;

                           (c) any voluntary or involuntary dissolution,
liquidation or winding-up of the Company;

                           (d) any proposed issue or grant by the Company to the
holders of Warrant Shares of any shares of any class or any other securities, or any right or warrant to subscribe for, purchase or otherwise acquire any units of any class or any other securities;

                           (e) the initial public offering of the Company's
shares; or

                           (f) any other event as to which the Company is
required to give notice to any holders of Warrant Shares,

then and in each such event the Company will mail to the Holder a notice specifying (i) the date on which any such record is to be taken, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Shares or securities into which the Warrant Shares are convertible shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, (iii) the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made, and (iv) in reasonable detail, the facts, including the proposed date, concerning any other such event.


         8.       INVESTMENT INTENT

         By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.


         9.       MISCELLANEOUS

                  9.1      Holder as Owner.

         The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

                  9.2      No Shareholder Rights.

         This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Shares, until this Warrant is exercised.

                  9.3      Notices.

         Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 5 days advance written notice to the other party given in the foregoing manner.

         If to the Holder:


         If to the Company:   ImproveNet, Inc.
                              10799 N. 90th Street, Suite 200
                              Scottsdale, Arizona 85260
                              Attn: Chief Executive Officer
                              Fax: 480-346-3000


                  9.4      Amendments and Waivers.

         Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of Warrants to purchase a majority of the Warrant Shares. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding on each future Holder and the Company.

                  9.5      Governing Law; Jurisdiction; Venue.

         This Warrant shall be governed by and construed under the laws of the state of Arizona without regard to principles of conflicts of law.

                  9.6      Successors and Assigns; Transfer.

         The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

                  9.7 Further Assurances. The Company shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein, as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant and to consummate and make effective as promptly as possible the transactions contemplated by this Warrant.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                                IMPROVENET, INC.


                                                By:
                                                    ----------------------------
                                                Name: Jeffrey I. Rassas
                                                Title: CEO

                                    EXHIBIT A
                               NOTICE OF EXERCISE


To: ImproveNet, Inc.

         The undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock of ImproveNet, Inc. (the "COMPANY"), issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that said shares are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

         Payment enclosed in the amount of $______________.

         Dated: ________________


         Name of Holder of Warrant: ____________________________________________
                                                 (Please print)

         Address: ______________________________________________________________


         Signature:_____________________________________________________________

                                   ASSIGNMENT

         For value received the undersigned sells, assigns and transfers to the transferee named below the attached Warrant, together with all right, title and interest, and does irrevocably constitute and appoint the transfer agent of ImproveNet, Inc. (the "COMPANY") as the undersigned's attorney, to transfer said Warrant on the books of the Company, with full power of substitution in the premises.



         Dated: __________________________


         Name of Holder of Warrant: ____________________________________________
                                                  (Please print)

         Address: ______________________________________________________________


         Signature of Holder of Warrant: _______________________________________


         Name of Transferee:____________________________________________________
                                                  (Please print)

         Address of Transferee: ________________________________________________


         Signature of Transferee: ______________________________________________

                                    EXHIBIT B

                                  RISK FACTORS

AN INVESTMENT IN THE NEW ISSUE SHARES ISSUED BY IMPROVENET, INC. (THE "COMPANY") OFFERED HEREBY AND THE TRANSFER SHARES SOLD BY THE AFFILIATE SHAREHOLDERS(COLLECTIVELY THE "SHARES" IN THIS EXHIBIT B) INVOLVE A HIGH DEGREE OF RISK AND UNCERTAINTY, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS MEMORANDUM AND INCORPORATED HEREIN BY REFERENCE, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING ANY OF THE UNITS OR SHARES OFFERED HEREBY.

RISKS OF THE COMPANY

SEE RISK FACTORS SET FORTH IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-QSB AND FORM 10-KSB.

RISKS OF THE SHARES

THIS OFFERING IS A BEST EFFORTS OFFERING. The Shares are being offered on a "best efforts" basis. Accordingly there can be no assurances that many Shares, or any Shares will be sold. There can be no assurances that the proceeds derived will be sufficient to provide working capital to sustain let alone grow operations or to improve implementation of the Company's plans. No assurances can be made that the Company will ever be able to raise or internally generate sufficient funds to maintain its operations.

THE SHARES ARE ILLIQUID AND OUR COMMON STOCK AT THIS TIME LACKS A LIQUID PUBLIC TRADING MARKET. The Shares are publicly tradable but the market is highly illiquid. The market trading activity of the Company's common stock may also cease, so no assurances can be given or made that an investor in the Shares will ever be able to sell the Shares or recoup any of the investment made in the Shares.

FURTHER DILUTION OF INVESTOR HOLDINGS IS POSSIBLE. Investors are subject to further dilution if the Company sells additional shares of common stock in the future, or grants additional options or warrants to acquire any such stock. The Shares are not protected by anti-dilution provisions. The Company is authorized to issue up to 100,000,000 shares of its common stock. Future issuance could have a seriously dilutive effect on the convertibility of the Shares. The Company may issue some of its common stock for services in the future, further diluting the book value of its common stock.

THE SHARES OF COMMON STOCK HAVE LIMITED TRANSFERABILITY AND A RISK OF LOSS. Transferability of the Shares is restricted and subject to applicable federal and state securities laws. The Shares therefore must be considered long-term investments subject to a complete risk of loss of any investment made in the Shares.

FORWARD-LOOKING STATEMENTS. The future plans, including prospective initiatives as provided to the Subscribers are forward-looking statements based on the Company's current views and various assumptions and predictions that involve inherent risks and uncertainties. There can be no assurance that the plans will in fact be executed as presented if at all, or that the projections or their underlying assumptions will prove to be accurate and the Subscribers are cautioned not to place undue reliance on the future plans, or any other forward-looking statements made by the Company. The Company's actual results may differ materially from such statements. The Company undertakes no obligation to update, review or revise any forward-looking statements to reflect any change in the Company's expectations or any change in events, conditions, circumstances or assumptions on which any such statements are based.

                      EXHIBIT C: FORM OF LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT

                                 June ____, 2004

ImproveNet, Inc.
10799 N. 90th Street, Suite 200
Scottsdale, Arizona 85260

Kinderhook Partners, LP
1 Executive Drive, Suite 160
Fort Lee, NJ 07024-3304

Dr. Vinodray R. Shah
50 Hilltop Road
Longmeadow, MA 01106

DKCP 5, L.P.
C/o Dan Kaufman
135 W. 70th Street, Apt. PH-BC
New York, NY 10023

Timothy M. Riley
265 East 66th Street, Apt. 17E
New York, NY 10021


Gentlemen:

         The undersigned understands that ImproveNet, Inc., a Delaware corporation ("IMPV") has entered into a Common Stock Subscription Agreement dated June 14, 2004 (the "Subscription Agreement") with Kinderhook Partners, LP, a Delaware limited partnership ("Kinderhook"), Dr. Vinodray R. Shah ("Shah"), DKCP 5, L.P. ("Kaufman") and Timothy M. Riley ("Riley" and collectively, with Kinderhook, Shah and Kaufman, the "Investors")) pursuant to which the Investors will acquire shares of Common Stock of IMPV and warrants to purchase shares of Common Stock of IMPV on terms and conditions as set forth in the Subscription Agreement (the "Subscription").

         In consideration of the Investors entering into the Subscription Agreement and consummating the contemplated Subscription, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby confirms, covenants and agrees for the benefit of IMPV and the Investors that for a period of two (2) years from the effective date of the Registration Statement (as defined in the Subscription Agreement), the undersigned will not offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, shares of Common Stock of IMPV ("IMPV Common Stock") in an amount in excess of 1,000,000 shares of IMPV Common Stock ; provided, however, that the amount of IMPV Common Stock not subject to the foregoing lock-up restrictions described herein shall be increased to 2,000,000 shares of IMPV Common Stock in the event the undersigned is terminated without cause from employment with IMPV. Any disposition of shares of Common Stock of IMPV permitted under this letter agreement will be subject to the limitations imposed pursuant to Rule 144 of the Securities Act of 1933, as amended, as applicable.

         The undersigned acknowledges and agrees that the covenants and agreements set forth herein supersede, to the extent of the subject matter hereof, the provisions of any agreements or instruments defining the rights of the undersigned with respect to any shares of IMPV Common Stock beneficially owned or controlled by the undersigned.

                                             Very truly yours,



                                             _________________________________

                                             Entity Name:_____________________

                                             Title: __________________________

                                             Address: ________________________

                                                      ________________________




                                             _________________________________

                                             Individual Name: ________________

                                             Address: ________________________

                                             _________________________________

                                   Schedule 1

                           ImproveNet New Issue Shares


Subscriber                 Purchase Price        # of Shares           Warrants
----------                 --------------        -----------           --------

Kinderhook Partners, LP    $   847,875.00          8,478,750          6,460,000

Dr. Vinodray R. Shah       $    27,125.00            271,250            206,667

DKCP 5, LP                 $   131,250.00          1,312,500          1,000,000

Tim Riley                  $    43,750.00            437,500            333,333

Total                      $ 1,050,000.00         10,500,000          8,000,000







                    Affiliate Shareholders Transferred Shares
       (Figures are for each of the three selling Affiliate Shareholders)


Subscriber                 Purchase Price        # of Shares
----------                 --------------        -----------

Kinderhook Partners, LP    $    40,375.00            403,750

Dr. Vinodray R. Shah       $     1,291.67             12,917

DKCP 5, LP                 $     6,250.00             62,500

Tim Riley                  $     2,083.33             20,833

Total for Each Selling
Affiliate Shareholder      $    50,000.00            500,000